UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): November 26, 2004

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                             GPS INDUSTRIES, INC.
                 (Exact Name Of Registrant Specified In Charter)

         NEVADA                       000-30104                   98-0347325
(State Of Incorporation)      (COMMISSION FILE NUMBER)          (IRS Employer
                                                             Identification No.)

                 #214, 5500 - 152nd Street, Surrey, BC Canada V3S 5J9
               (Address Of Principal Executive Offices) (Zip Code)

                                 (604) 576-7442
              (Registrant's Telephone Number, Including Area Code)

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          (Former Name or Former Address, if Changed Since Last Report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)


|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)


|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))


|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Agreement

On November 19, 2004 GPS Industries, Inc. ("GPSI") entered into a Stock Purchase Agreement with the shareholders of Optimal Golf Solutions, Inc. ("Optimal") to acquire 100% of the common shares of Optimal (the "Share Acquisition") for $5,250,000 plus interest of 4.75% on the principal balance outstanding. The final purchase price may vary, depending on the price that Optimal receives for the shares sold under a Leakage Agreement, which are included as part of the payments required to the shareholders. Consummation of the Share Acquisition occurred on November 22, 2004.

Optimal holds three patents which include US Patent No. 5,364,093 issued November 15, 1994 for a "Golf Distance Measuring System and Method" ("093 Patent"), US Patent No. 5,751,244 assigned to GPSI and entitled "Method and Apparatus for Calibration of a GPS Receiver", and Canadian Patent Application No. 2,134,737 entitled "Method and Apparatus for Message Display on a Golf Course". The 093 Patent has been licensed to six companies and currently receives revenue from three of them. GPSI expects to license the 093 Patent on a non exclusive basis to other GPS based golf system providers. Combined with the differential GPS patents the Company holds in 13 countries outside North America, GPSI believes that it now holds all patents required for it to sell its GPS systems throughout 15 countries. GPSI feels it is in a strong position to enforce these patents against infringers.

The Agreement required $100,000 to be paid on November 8, 2004; $1,000,000 to be paid on closing of the Agreement (paid as agreed by the parties on November 22, 2004); the balance of $4,150,000 to be paid in two tranches of shares which can be liquidated by the shareholders of Optimal over 360 trading days (after the effectiveness of a registration statement referred to below) in accordance with the terms of a Leakage Agreement; and an additional cash payment, if required, depending on what amount Optimal receives from the shares it sells into the market.

The first stock payment is for 9,000,000 shares, with a $0.25 floor, which can be sold in accordance with the Leakage Agreement over 180 trading days. Any funds received from the sale of those shares over $3,250,000 (i.e. $1,000,000 over the $2,250,000 target price for the first share payment) will be deducted from the amount to be paid with the second stock payment, targeted for the remaining amount due of $1,900,000 (plus interest). The second stock payment will be issued at a 15% discount to market price at the time of issuance and can be sold into the market by Optimal over a further 180 trading days. GPSI has the right to pay out any remaining balance plus interest owing at any time.

GPSI will use its best efforts to file a Registration Statement as required under the Stock Purchase Agreement to make the stock payments required to the shareholders under this Agreement. If the Registration Statement has not become effective by June 30, 2005, GPSI must pay cash of $2,250,000 plus interest over eight monthly installments of $250,000 each starting June 1, 2005. In that case, the first stock payment of shares would be returned to GPSI. If the Registration Statement has not become effective by September 30, 2005, then GPSI must also pay cash to the shareholders (in lieu of a second stock payment) of $1,900,000 plus interest in eight monthly payments of $237,500 commencing on October 1, 2005.

Upon receipt of the first $727,000 of net proceeds from the sale of shares issued to the shareholders for the second stock payment, this amount will be forwarded to GPSI's attorney to be held in escrow for a period of 18 months from closing to partially secure the shareholders indemnification obligations to GPSI under the Agreement.

Item 2.01.   Completion of Acquisition on Disposition of Assets

Reference is made to the acquisition of the shares of Optimal Golf Solutions Inc. described in Item 1.01. There is no material relationship between GPSI, or any of its affiliates, and the shareholders of Optimal.


Item  9.01.  Financial Statements and Exhibits.

Exhibits
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   10.1       Stock Purchase Agreement, dated November 19, 2004
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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              GPS INDUSTRIES, INC.

Date: November 26, 2004                      By: /s/ Robert C. Silzer, Sr.
                                                 -------------------------------
                                                 Name: Robert C. Silzer, Sr.
                                                 Title: President and CEO